EXECUTION COPY
TITAN INTERNATIONAL, INC.
(an Illinois corporation)
$150,000,000
5.625% Senior Subordinated Convertible Notes due 2017
PURCHASE AGREEMENT
December 15, 2009
Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004
As Representative of the several Initial Purchasers
named in Schedule A hereto (the “Representative”)
Ladies and Gentlemen:
     Titan International, Inc., an Illinois corporation (the “Company”), confirms its agreement with initial purchasers named in Schedule A hereto (the “Initial Purchasers”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers of (a) $150,000,000 aggregate principal amount of the Company’s 5.625% Senior Subordinated Convertible Notes due 2017 (the “Notes”) (such aggregate principal amount of Notes, the “Firm Securities”) and, (b) at the election of the Initial Purchaser, up to $22,500,000 aggregate principal amount of Notes (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Initial Purchasers elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Securities”). The Securities are to be issued pursuant to an indenture to be dated as of December 21, 2009 (the “Indenture”) among the Company, the guarantors signatory hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) in a form consistent with the description thereof in the Offering Circular and will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors (the “Guarantees”).
     The Securities are convertible into shares of common stock, no par value, of the Company (the “Stock”) in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.
     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”)).
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company and each of the Guarantors, jointly and severally, represent and warrant to each of the Initial Purchasers as of the Applicable Time and as of each Closing Time referred to in Section 2(c) hereof, and agrees with the Initial Purchasers, as follows:
     (i) Offering Circular. A preliminary offering circular, dated December 14, 2009 (the “Preliminary Offering Circular”) and an offering circular, dated December 15, 2009 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and the shares of Stock issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(ii)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include any document incorporated by reference therein, including those portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the sections titled “Management’s Discussion & Analysis of Financial Condition and Results of Operations,” “Properties,” and “Legal Proceedings,” and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) (excluding information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K) on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date (excluding information furnished under Item 2.02 or 7.01 of any current report on Form 8-K) and (ii) any Additional Issuer Information (as defined in Section 3(k)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the 1934 Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto, are hereinafter called the “1934 Act Reports”. The 1934 Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the 1934 Act Regulations; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule D(i) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the 1934 Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in

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conformity with information furnished in writing to the Company by any Initial Purchaser through Goldman, Sachs & Co. expressly for use therein.
     (ii) Disclosure Package. For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Circular as supplemented by the information set forth in Schedule E hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 3(c)) listed on Schedule D(ii) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by any Initial Purchaser through Goldman, Sachs & Co. expressly for use therein.
     (iii) Independent Accountants. PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Pricing Circular, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.
     (iv) Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Pricing Circular, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Pricing Circular, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and financial information under the caption “Capitalization” included in the Pricing Circular, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Pricing Circular. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Pricing Circular present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (v) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements

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included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular.
     (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”).
     (vii) Good Standing of the Guarantors. Each Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Pricing Circular, all of the issued and outstanding capital stock of each Guarantor and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) has been duly authorized and validly issued, is fully paid and non-assessable and (except as otherwise set forth in the Pricing Circular) the capital stock or other equity interests of each Guarantor and each significant subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the liens thereon described in the Pricing Circular. None of the outstanding shares of capital stock of any significant subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such significant subsidiary. The Company does not own or control, directly or indirectly, any domestic corporation, association or other entity other than the domestic subsidiaries listed on Schedule C hereto and each such subsidiary is organized in the jurisdiction set forth beside such subsidiary’s name on Schedule C. As used in this Agreement, “subsidiary” or “subsidiaries” shall mean both direct and indirect subsidiaries of an entity.
     (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Circular in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee stock option plans

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referred to in the Pricing Circular). Except as set forth in the Pricing Circular, the shares of issued and outstanding capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Offering Circular; and none of the outstanding shares of capital stock of the Company was issued in violation, or the issuance of the Stock issuable upon conversion of the Notes, will be in violation of the preemptive or other similar rights of any securityholder of the Company.
     (ix) Corporate Power. Each of the Company and the Guarantors has full right, power and authority to execute and deliver, as applicable, this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (xi) Authorization of the Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, at the Closing Time, when duly executed and delivered by each of the parties thereto in accordance with its terms, will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xii) Authorization of the Securities and the Guarantees. The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular. The Guarantees have been duly authorized by each of the Guarantors and at the Closing Time will be duly executed and delivered by each Guarantor constituting a valid and binding agreement on each Guarantor enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws

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relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xiii) Description of the Transaction Documents. The description of the Transaction Documents contained in the Pricing Circular and the Offering Circular are accurate, fair and complete in all material respects.
     (xiv) Absence of Defaults and Conflicts. Except for such breach that would not result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”); and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Pricing Circular and the consummation of the transactions contemplated herein and in the Pricing Circular (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pricing Circular under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (xv) Absence of Labor Dispute. Except as described in the Pricing Circular, there are no labor disputes with the employees of the Company or any of its subsidiaries, which could reasonably be expected to result in a Material Adverse Effect.
     (xvi) Absence of Proceedings. Except as set forth in the Pricing Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or

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assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Pricing Circular, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (xvii) Absence of Manipulation. Neither the Company nor any affiliate, as such term is defined in Rule 501(b) under the 1933 Act (“Affiliate”), of the Company has taken, nor will the Company or any Affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) related to the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
     (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Transaction Documents in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents or for the due execution, delivery or performance of the Transaction Documents by the Company, except such as have been already obtained.
     (xx) Possession of Licenses and Permits. (a) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; (b) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; (c) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and (d) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such

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Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xxi) Title to Property. It is understood that the liens in favor of the lenders under the Company’s revolving credit facility have been disclosed in the Pricing Circular. Except as set forth in the Pricing Circular, the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Pricing Circular or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and, all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Pricing Circular, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or adversely affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.
     (xxii) Environmental Laws. Except as described in the Pricing Circular and except, in clause (A) or (B) below, as would not, singly or in aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local (and is not subject to any foreign) statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in substantial compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.
     (xxiii) Investment Company Act. The Company is not required, and upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Circular will not be required, to

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register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxiv) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not currently expect to incur material liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (xxv) Insurance. Except as set forth in the Pricing Circular, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
     (xxvi) Taxes. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and, to the Company’s best knowledge, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have, a Material Adverse Effect.
     (xxvii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Circular, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the 1934 Act Regulations) (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries employ “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s

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management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (xxviii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxix) No Unlawful Payments. To the best of the Company’s knowledge, neither the Company nor any of its subsidiaries, nor any director, officer, agent or employee, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries maintain a system of policies and procedures sufficient to provide reasonable assurance that the Company and its subsidiaries are in compliance with the FCPA and that no unlawful payments have been made.
     (xxx) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (xxxi) Dividend Payments. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.
     (xxxii) Similar Offerings. Neither the Company nor any of its Affiliates has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.
     (xxxiii) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.
     (xxxiv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

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     (xxxv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Pricing Circular to register the Securities under the 1933 Act or to qualify the Indenture under Trust Indenture Act of 1939, as amended (the “1939 Act”).
     (xxxvi) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.
     (xxxvii) Use of Proceeds. The Company shall use the net proceeds of the offering of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds.”
     (xxxviii) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries or any Affiliate of the Company or its subsidiaries, on the one hand, and any former or current director, officer, shareholder, customer or supplier of any of them (including any member of their immediate family), on the other hand, which is required by the 1933 Act or by the 1933 Regulations to be described in a registration statement on Form S-3 which is not so described as required in the Pricing Circular.
     (xxxix) Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xl) OFAC. (i) Neither the Company, the Guarantors nor any of their respective subsidiaries (collectively, the “Entity”) or, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate

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any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (b) Officer’s Certificates. Any certificate signed by any officer of the Company or any Guarantor delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.
SECTION 2. Sale and Delivery to Initial Purchasers; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Initial Purchasers and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule B, the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule A hereto, and (b) in the event and to the extent that the Initial Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company for the sole purpose of covering sales of shares in excess of the number of Firm Securities, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractions of $1,000) determined by multiplying such number of Optional Securities by a fraction the numerator of which is the maximum number of Optional Securities which such Initial Purchaser is entitled to purchase as set forth opposite the name of such Initial Purchaser in Schedule A hereto and the denominator of which is the maximum number of Optional Securities that all of the Initial Purchasers are entitled to purchase hereunder.
The Company hereby grants to the several Initial Purchasers the right to purchase at their election, severally and not jointly, up to an additional $22,500,000 in principal amount of Optional Securities in the aggregate, at the price set forth in Schedule B. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than First Closing Time (as defined in Section 2(b) hereof) or later than December 31, 2009. The option hereby granted will expire on December 31, 2009.
     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, and with respect to the Optional Securities, 9:00 A.M. (Eastern time), on the date specified by the Representative in the written notice given by the

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Representative of the election to purchase such Optional Securities, or such other time and date as the Representative and the Company may agree upon in writing. The time and date for delivery of the Firm Securities is herein called the “First Closing Time”, the time and date for delivery of the Optional Securities, if not the First Closing Time, is herein called the “Second Closing Time”, and each such time and date of payment and delivery being herein called a “Closing Time”. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers of certificates for the Securities to be purchased by it.
     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time. The certificates representing the Securities will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.
     (d) Initial Purchasers Supplemental Disclosure Document. Each Initial Purchaser represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the 1933 Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act (any such offer (other than any such term sheets), is hereinafter referred to as an “Initial Purchaser Supplemental Disclosure Document”).
     SECTION 3. Covenants of the Company. The Company and each of the Guarantors, jointly and severally, covenants with each Initial Purchaser as follows:
     (a) Offering Circular. The Company will prepare the Offering Circular in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Offering Circular which shall be reasonably disapproved by the Initial Purchasers promptly after reasonable notice thereof. The Company will promptly furnish to each Initial Purchaser, without charge, such number of written and electronic copies of the Offering Circular and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.
     (b) Notice and Effect of Material Events. The Company will promptly notify the Initial Purchasers, and, if requested by the Representative, confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Pricing Circular or the Offering Circular false or misleading or (ii) are not disclosed in the Pricing Circular or the Offering Circular. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Circular in order that the Offering Circular not include any

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untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Circular by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Offering Circular (in form and substance satisfactory in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.
     (c) Amendments and Supplements to the Offering Circular; Company Supplemental Disclosure Document. The Company will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the delivery by any Initial Purchaser of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company and each Guarantor, jointly and severally, represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the 1933 Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”). Any Company Supplemental Disclosure Document or Initial Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule D(ii) hereto.
     (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the offered Securities and the shares of Stock issuable upon conversion of the Securities, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (e) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.
     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Circular under “Use of Proceeds”.
     (g) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of any applicable securities laws.
     (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Circular, the Company will not, without the prior written consent of Goldman, Sachs & Co., directly or indirectly, issue, sell, offer, or agree to sell, pledge, grant any option for the sale

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of, or otherwise dispose of, any shares of Stock or any securities of the Company or any of the Guarantors that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee or director stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement).
     (i) Availability of Stock. The Company will reserve and keep available at all times, free of preemptive rights, shares of Stock (which shares shall be on the same terms as the Company’s authorized and issued common stock) for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Notes.
     (j) Listing. The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the New York Stock Exchange;
     (k) Reporting Requirements. Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. So long as the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, at any time when the Company is not subject to Section 13 or 15(d) of the 1934 Act, for the benefit of holders from time to time of Securities, the Company agrees to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the 1933 Act.
     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and delivery to the Initial Purchasers and any filing of the Preliminary Offering Circular and the Offering Circular (including financial statements and any schedules or exhibits and any documents incorporated therein by reference) and of each amendment or supplement thereto or of any Company Supplemental Disclosure Document, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture, the Securities, the Guarantees and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance and delivery of the Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, the issuance and delivery of Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Memorandum and any supplement thereto, (vi) any fees of Financial Industry Regulatory Authority (“FINRA”) in connection with the offering of the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) the fees and expenses of any transfer agent, (ix) any cost incurred in connection with the listing of the shares of Stock issuable upon conversion of the Securities, and (x) the costs and

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expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.
     (b) Termination of Agreement. If this Agreement is terminated by the Representative prior to the Closing time in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of its reasonable out-of-pocket expenses, including the fees and disbursements of Shearman & Sterling LLP, counsel for the Initial Purchasers.
     SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1 hereof as of the date hereof and as of each Closing Time or in certificates of any officer of the Company or any Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and each of the Guarantors of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Opinions of Counsels for Company. At each Closing Time, the Initial Purchasers shall have received from (i) Cheri T. Holley, Vice President, Secretary and General Counsel of the Company, an opinion letter, dated as of such Closing Time satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A-1, (ii) Bodman LLP, counsel for the Company, an opinion letter, dated as of such Closing Time satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A-2 and (iii) Schmiedeskamp, Robertson, Neu & Mitchell LLP, Illinois counsel for the Company and counsel for the Guarantors, an opinion letter dated as of such Closing Time satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibit A-3. Such counsels may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (b) Opinion of Counsel for Initial Purchasers. At each Closing Time, the Initial Purchasers shall have received the opinion, dated as of such Closing Time, of Shearman & Sterling LLP, counsel for the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal laws of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (c) Company Officers’ Certificate. At each Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Pricing Circular and the Offering Circular, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate

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of the Chief Executive Officer and of the Chief Financial Officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time.
     (d) Guarantor Officers’ Certificate. At each Closing Time, the Initial Purchasers shall have received a certificate of an executive officer of each Guarantor, dated as of such Closing Time, to the effect that (i) the representations and warranties of each such Guarantor contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (ii) each such Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time.
     (e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for the Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in the Pricing Circular and the Offering Circular, except that the specified date referred to shall be a date no more than three business days prior to the date hereof.
     (f) Bring-down Comfort Letter. At each Closing Time, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP a letter, dated as of such Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.
     (g) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form set forth in Exhibit A-4 hereto from each officer and director of the Company and any trust or entity which holds shares of Stock beneficially owned by such officer or director, and such agreement shall be in full force and effect on each Closing Time.
     (h) Rating Agencies. At each Closing Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), or Moody’s Investors Service, Inc. (“Moody’s) and (ii) neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities
     (i) Indenture. At or prior to the Closing Time, the Company, the Guarantors and the Trustee shall have executed and delivered the Indenture.
     (j) CFO Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the Closing Date, in the form set forth in Exhibit A-5.

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     (k) Additional Documents. At each Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each of the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.
     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Optional Securities, on a Closing Time which is after the First Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Optional Securities, may be terminated by the Representative by notice to the Company at any time at or prior to such Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect until the applicable statute of limitations has expired.
SECTION 6. Subsequent Offers and Resales of the Securities.
     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree (and each Initial Purchaser agrees on behalf of any person acting on its behalf) to observe the following procedures in connection with the offer and sale of the Securities:
     (i) Offers and Sales. Offers and sales of the Securities shall be made only to such persons and in such manner as is contemplated by the Offering Circular.
     (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.
     (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchasers, be a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act (a “Qualified Institutional Buyer”) or other permitted investor pursuant to the 1933 Act or 1933 Act Regulations.
     (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) under a registration statement that has been declared effective under the Securities Act, or (3) to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities

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for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available), or (y) pursuant to another available exemption from registration under the 1933 Act.
     (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.
     (vi) Restriction on Transfer. The transfer restrictions and the other provisions set forth in the Offering Circular under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.
     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
     (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.
     (ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.
     (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

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     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that, as of the date hereof and as of the Closing Date, it is a Qualified Institutional Buyer.
SECTION 7. Indemnification.
     (a) Indemnification of Initial Purchasers. The Company and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and each of the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Goldman, Sachs & Co. expressly for use therein.
     (b) Indemnification of Company. Each Initial Purchaser will indemnify and hold harmless the Company and each of the Guarantors, severally and not jointly, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the

20

extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
     SECTION 8. Contribution. If the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 7 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) of Section 7, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by

21

reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers’ obligations in this Section 8 to contribute are several in proportion to their respective underwriting obligations and not joint.
     The obligations of the Company and the Guarantors under Section 7 and this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the 1933 Act; and the obligations of the Initial Purchasers under Section 7 and this Section 8 shall be in addition to any liability which the respective Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company within the meaning of the 1933 Act.
     SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company or the Guarantors and (ii) delivery of and payment for the Securities.
     SECTION 10. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by this Agreement and the Offering Circular, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by this Agreement and the Offering Circular or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in The Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

22

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect until the applicable statute of limitations has expired.
     SECTION 11. Default by One or More of the Initial Purchasers. (a) If any Initial Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Initial Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone a Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Initial Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Closing Time, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder at such Closing Time and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Closing Time, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchasers to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement (or, with respect to the Second Closing Time, the obligations of the Initial Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchaser or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 4 hereof and the indemnity and contribution agreements in Sections 7 and 8 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282,

23

Attention: Registration Department; and notices to the Company and the Guarantors shall be directed to them at Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301, attention of Cheri T. Holley, Vice President, Secretary and General Counsel, facsimile no. (217) 228-3040, with a copy to Bodman LLP, 6th Floor at Ford Field, 1901 St. Antoine Street, Detroit Michigan 48226; attention Barbara A. Bowman, facsimile no. (313) 393-7579.
     In accordance with the requirements of the USA PATRIOT Act, the Initial Purchasers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.
     SECTION 13. No Advisory or Fiduciary Relationship. The Company and each of the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Guarantor, or its shareholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) and no Initial Purchaser has any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) each Initial Purchaser and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Guarantors, and (e) no Initial Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Guarantors has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Guarantors and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Guarantors and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Guarantors and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

24

     SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

25

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers, the Guarantors and the Company in accordance with its terms.

Very truly yours, TITAN INTERNATIONAL, INC.
By
Name:
Title:

GUARANTORS: TITAN WHEEL CORPORATION OF ILLINOIS
By
Name:
Title:

TITAN WHEEL CORPORATION OF IOWA
By
Name:
Title:

TITAN WHEEL CORPORATION OF SOUTH CAROLINA
By
Name:
Title:

TITAN WHEEL CORPORATION OF VIRGINIA
By
Name:
Title:

TITAN INVESTMENT CORPORATION

By
Name:
Title:

TITAN TIRE CORPORATION
By
Name:
Title:

TITAN TIRE CORPORATION OF BRYAN

By
Name:
Title:

TITAN TIRE CORPORATION OF FREEPORT
By
Name:
Title:

TITAN TIRE CORPORATION OF NATCHEZ
By
Name:
Title:

TITAN TIRE CORPORATION OF TEXAS
By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written: GOLDMAN, SACHS & CO.
By
(Goldman, Sachs & Co.)

     On behalf of each of the Initial Purchasers

SCHEDULE A

Aggregate
Principal
Amount of Firm
Securities to be
Initial Purchasers	Purchased
Goldman, Sachs & Co.	$112,500,000
KeyBanc Capital Markets Inc.	12,500,000
Oppenheimer & Co. Inc.	12,500,000
Sterne, Agee & Leach, Inc.	12,500,000
Total	$150,000,000

Sch A-1

SCHEDULE B
TITAN INTERNATIONAL, INC.
$150,000,000 5.625% Senior Subordinated Convertible Notes due 2017
     1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.
     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 96.5% of the principal amount thereof.
     3. The interest rate on the Securities shall be 5.625% per annum.
     4. The Securities shall be convertible into shares of common stock, no par value, of the Company at an initial conversion price of $10.75 per share (equivalent to a conversion rate of 93.0016 shares per $1,000 principal amount of Securities).

Sch B-1

SCHEDULE C
DOMESTIC SUBSIDIARIES

	Jurisdiction of	Percentage
Name of Subsidiary	Incorporation	Ownership
Titan Marketing Services, Inc.*	Illinois	100%
Titan Wheel Corporation of Illinois	Illinois	100%
Titan Wheel Corporation of Iowa	Iowa	100%
Titan Wheel Corporation of South Carolina	South Carolina	100%
Titan Wheel Corporation of Virginia	Virginia	100%
Titan Investment Corporation	Illinois	100%
Titan Tire Corporation	Illinois	100%
Titan Tire Corporation of Bryan	Ohio	100%
Titan Tire Corporation of Freeport	Illinois	100%
Titan Tire Corporation of Natchez	Mississippi	100%
Titan Tire Corporation of Texas	Texas	100%
Titan Distribution, Inc.*	Illinois	100%
Dyneer Corporation*	Delaware	100%
Dico, Inc.*	Delaware	100%
Automation International, Inc.*	Illinois	100%
Automotive Wheels, Inc.*	California	100%
Nieman’s, Ltd.*	Iowa	100%
Titan Credit Corporation*	Nevada	100%
Titan Wheel Corporation of Nevada*	Nevada	100%

*	Designates subsidiary whose total assets as of the date hereof are less than $250,000

Sch C-1

SCHEDULE D
(i)	Additional Documents Incorporated by Reference: None.

(ii)	Approved Supplemental Disclosure Documents: Investor Presentation / Road Show

Sch D-1

SCHEDULE E
Final Pricing Term Sheet
Dated December 15, 2009

Issuer:	Titan International, Inc. (NYSE: TWI) (the “Company”)

Issue:	5.625% Convertible Senior Subordinated Notes due 2017 (the “Notes”)

Aggregate Principal Amount:	$150,000,000

Over-allotment Option:	$22,500,000

Offering Price:	100% of the principal amount of the Notes, plus accrued interest, if any, from the Settlement Date

Interest Rate:	5.625% per annum

Interest Payment Dates:	January 15 and July 15 of each year, beginning on July 15, 2010

Maturity:	January 15, 2017

Reference Price:	$7.82, the closing sale price for the Company’s common stock on the New York Stock Exchange on December 15, 2009

Base Conversion Premium:	Approximately 37.5% over the reference price

Base Conversion Price:	Approximately $10.75, subject to adjustment

Base Conversion Rate:	93.0016 shares of common stock per $1,000 principal amount of Notes, subject to adjustment

Incremental Share Factor:	9.3002 shares of common stock per $1,000 principal amount of Notes, subject to adjustment

Daily Share Cap	1/10th of 102.3018 shares of common stock (subject to adjustment)

Fundamental Change:	If the Company undergoes a “fundamental change” (as defined in the Preliminary Offering Circular under “Description of Notes — Fundamental Change”), each holder of the Notes will have the option to require the Company to repurchase all or any portion of such holder’s Notes. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but not including, the fundamental change repurchase date.

Optional Redemption by the Company:	The Company may not redeem the Notes prior to January 20, 2014. Beginning January 20, 2014, the Company may redeem for cash all or part of the Notes but only if the closing sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date

Sch E-1

the Company provides the notice of redemption exceeds 130% of the base conversion price in effect on each such trading day. The redemption price will equal the sum of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole premium” payment in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s option, equal to the sum of the present values of the remaining scheduled payments of interest on the Notes to be redeemed through January 15, 2017 (excluding interest accrued to, but excluding, the redemption date). The present values of the remaining interest payments will be computed using a discount rate equal to 2.5%.

Use of Proceeds:	The Company expects that the net proceeds from the offering to be approximately $144.4 million after deducting the discount to the initial purchasers and estimated expenses related to the offering of Notes. The Company intends to use the net proceeds from the offering for general corporate purposes, including financing potential future acquisitions and repayment of existing debt obligations.

Capitalization:	On an as adjusted basis, giving effect to this offering, as of September 30, 2009, the Company would have had cash and cash equivalents of approximately $189.7 million, total debt outstanding of approximately $343.8 million and a total capitalization of approximately $630.6 million.

Sales to Affiliates:	Affiliates of the Company that are not qualified institutional buyers may purchase up to $1.5 million principal amount of Notes in this offering. The Company may grant such affiliates certain registration rights, and the Notes issued to such affiliates will be initially issued in certificated form.

Sole Book-Running Managers:	Goldman, Sachs & Co.

Co-Managers:	KeyBanc Capital Markets Inc., Oppenheimer & Co. Inc. and Sterne, Agee & Leach, Inc.

Trade Date:	December 15, 2009

Settlement Date:	December 21, 2009

Listing:	None

CUSIP:	888305 AA7

ISIN:	US888305AA73

Adjustment to Conversion Rate Upon a Make-Whole Adjustment Event:	The following table sets forth the adjustments to the conversion rate, expressed as a number of additional shares to be received per $1,000 in principal amount of the Notes, in the event of a make-whole adjustment event (as defined in the Preliminary Offering Circular):

Sch E-2

Make-whole reference date

	Share Price
Effective Date	$7.82	$8.25	$8.75	$9.50	$10.50	$12.00	$14.00	$16.00	$18.00	$20.00	$22.50	$27.50	$35.00
21-Dec-09	34.8756	34.8756	33.3921	30.5596	27.5941	22.3546	16.9076	12.9694	9.9830	7.6393	5.3314	2.0321	0.0000
15-Jan-11	34.8756	32.9902	30.7796	28.0516	25.2423	20.2434	15.0977	11.4089	8.6318	6.4607	4.3274	1.2815	0.0000
15-Jan-12	34.8756	30.5855	28.3704	25.6843	22.9635	18.1515	13.2708	9.8285	7.2582	5.2604	3.3048	0.5202	0.0000
15-Jan-13	34.8756	28.4135	26.0804	23.3115	20.5939	15.9132	11.2809	8.0871	5.7404	3.9329	2.1750	0.0000	0.0000
15-Jan-14	34.8756	28.2105	23.7730	20.7681	17.9421	13.3164	8.9309	6.0230	3.9383	2.3541	0.8255	0.0000	0.0000
15-Jan-15	34.8756	28.2105	21.5502	18.0323	14.8622	10.1870	6.0826	3.5411	1.7908	0.4866	0.0000	0.0000	0.0000
15-Jan-16	34.8756	28.2105	21.2841	14.8561	10.8796	6.0179	2.3975	0.4508	0.0000	0.0000	0.0000	0.0000	0.0000
15-Jan-17	34.8756	28.2105	21.2841	12.2615	2.2365	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact share prices and effective dates may not be set forth in the table above, in which case:
•	If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two effective dates, as applicable, based on a 365-day year.

•	If the share price is greater than $35.00 per share, subject to adjustment, no additional shares will be issued upon conversion.

•	If the share price is less than $7.82 per share (the closing price of the common stock on the date hereof), subject to adjustment, no additional shares will be issued upon conversion.
Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 127.8772 shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the base conversion rate (and the incremental share factor) as set forth under “Description of Notes—Conversion Rate Adjustments” in the Preliminary Offering Circular.

This communication is intended for the sole use of the person to whom it is provided by the sender.

Sch E-3

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may only be sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act or pursuant to another applicable exemption from registration.
This term sheet relates only to the Notes described herein and should be read together with the Company’s Preliminary Offering Circular dated December 14, 2009 (including the documents incorporated by reference therein) relating to the Notes (the “Preliminary Offering Circular”) before making a decision in connection with an investment in the Notes. The information in this term sheet supersedes the information in the Company’s Preliminary Offering Circular to the extent that it is inconsistent therewith. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Circular.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch E-4

Exhibit A-1
FORM OF OPINION OF CHERI T. HOLLEY, VICE PRESIDENT, SECRETARY AND
GENERAL COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(a)(i)

A-1-1

Exhibit A-2
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)(ii)
     (i) Except as described in the Pricing Circular and the Offering Circular, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company’s charter or by-laws or any agreement or other instrument filed as an exhibit to the documents incorporated by reference into the Pricing Circular and the Offering Circular.
     (ii) Assuming the due authorization, execution and delivery of the Indenture by the Company and the Trustee, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (iii) The Securities are in the form contemplated by the Indenture and, assuming the due authorization thereof by the Company, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular.
     (iv) The Securities, the Stock and the Indenture conform to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Circular.
     (v) The documents incorporated by reference in the Pricing Circular and the Offering Circular (other than the financial statements and supporting schedules therein and the Proxy Statement filed with the Commission on March 30, 2009, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.
     (vi) The information in the Pricing Circular and the Offering Circular under “Description of Our Capital Stock”, “Description of Other Indebtedness”, “Description of Notes”, “Certain U.S. Federal Income Tax Considerations” and “Plan of Distribution” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is complete, fair and accurate in all material respects.

A-2-1

     (vii) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Stock in accordance with the terms of the Securities and the Indenture; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company (other than pursuant to the Company’s charter or by-laws, as to which we express no opinion).
     (viii) All descriptions in the Pricing Circular and the Offering Circular of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required under the securities laws to be described or referred to in the Pricing Circular and the Offering Circular that are not described or referred to in the Pricing Circular and the Offering Circular other than those described or referred to therein or incorporated by reference thereto, and the descriptions thereof or references thereto are complete, fair and accurate in all material respects.
     (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement.
     (x) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Circular to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.
     (xi) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Pricing Circular and the Offering Circular (including the use of the proceeds from the sale of the Securities as described in the Pricing Circular and the Offering Circular under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities, to the best of our knowledge do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv)) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

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     (xii) To the best of our knowledge, no default by the Company or any “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note lease or other agreement or instrument.
     (xiii) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Circular and the Offering Circular will not be required to, register as “investment company” under the 1940 Act.
     (xiv) To the best of our knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xv) We have no reason to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Closing Time (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Closing Time an untrue statement of a material fact or omitted or omits, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (xvi) In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Illinois, upon the opinion of Schmiedeskamp, Robertson, Neu & Mitchell, Illinois counsel to the Company (which opinion shall be dated and furnished to the Initial Purchasers at each Closing Time, shall be satisfactory in form and substance to counsel for the Initial Purchasers and shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them), provided that shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-3
FORM OF OPINION OF COMPANY’S ILLINOIS COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)(iii)
     (1) The Company is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Illinois.
     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular and Offering Circular and to enter into and perform its obligations under the Purchase Agreement.
     (3) To the best of our knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
     (4) The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Circular and the Offering Circular in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities or options referred to in the Pricing Circular and Offering Circular); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The information in the Pricing Circular and Offering Circular under “Description of Our Common Stock” to the extent that it constitutes matters of law, summaries of legal matters on the Company’s Charter and Bylaws or legal conclusions, have been reviewed by us and are complete, fair and accurate in all material respects.
     (5) Each of the Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Circular and Offering Circular and, to the best of our knowledge, each Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the lien thereon in favor of the Company’s lenders as described in the Pricing Circular and as provided for in the Credit Agreement.

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     (6) None of the Guarantors is in violation of its respective articles, charter or by-laws.
     (7) Each of the Purchase Agreement, the Indenture and the Securities has been duly authorized, executed and delivered by the Company.
     (8) Each of the Purchase Agreement, the Indenture and the Guarantees has been duly authorized, executed and delivered by each of the Guarantors.
     (9) Each of the Guarantees constitutes a valid and binding agreement of the respective Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (10) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Pricing Circular and Offering Circular (including the use of the proceeds from the sale of the Securities as described in the Offering Circular under the caption “Use of Proceeds”) and compliance by the Company and each of the Guarantors with its obligations under the Purchase Agreement, the Indenture and the Securities, to the best of our knowledge do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, including, without limitation, the Credit Agreement, note, lease or any other agreement or instrument to which the Company or any Guarantor is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Guarantor is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Guarantor, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Guarantor or any of their respective properties, assets or operations.
     (11) The form of certificate used to evidence the Stock complies in all material respects with Illinois Corporation law and any applicable requirements contained the charter and by-laws of the Company.
     (12) The shares of Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company under its articles of incorporation or its by-laws.

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APPENDIX A TO OPINION
Guarantors

	Jurisdiction of	Percentage
Name of Subsidiary	Incorporation	Ownership
Titan Wheel Corporation of Illinois	Illinois	100%
Titan Wheel Corporation of Iowa	Iowa	100%
Titan Wheel Corporation of South Carolina	South Carolina	100%
Titan Wheel Corporation of Virginia	Virginia	100%
Titan Investment Corporation	Illinois	100%
Titan Tire Corporation	Illinois	100%
Titan Tire Corporation of Bryan	Ohio	100%
Titan Tire Corporation of Freeport	Illinois	100%
Titan Tire Corporation of Natchez	Mississippi	100%
Titan Tire Corporation of Texas	Texas	100%

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Exhibit A-4
[FORM OF LOCK-UP AGREEMENT]
Titan International, Inc.
Lock-Up Agreement
December 15, 2009
Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
     Re: Titan International, Inc. — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that Goldman, Sachs & Co., as representative, proposes to enter into a Purchase Agreement on behalf of the several Initial Purchasers named in Schedule A to such agreement (collectively, the “Initial Purchasers”), with Titan International, Inc., an Illinois corporation (the “Company”), providing for the offering pursuant to Rule 144A under the Securities Act of 1933, as amended, by the Initial Purchasers of Convertible Senior Subordinated Notes due 2017 (the “Notes”) of the Company. The Notes are convertible into shares of the common stock, no par value (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
     In consideration of the agreement by the Initial Purchasers to offer and sell the Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Offering Circular covering the offering of the Notes, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”).
     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with

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respect to any security that includes, relates to, or derives any significant part of its value from such shares.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Initial Purchasers. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours, [Name of Shareholder]
By:
Name:
Title:

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Exhibit A-5
[FORM OF CFO CERTIFICATE]
TITAN INTERNATIONAL, INC.
Officer’s Certificate
Pursuant to Section 5(j) of the Purchase Agreement

     The undersigned,                                          of Titan International, Inc., an Illinois corporation (the “Company”), in this certificate (the “Certificate”), pursuant to Section 5(j) of the Purchase Agreement, dated December 15, 2009 (the “Purchase Agreement”), between the Company and Goldman, Sachs & Co., as representative of the several Initial Purchasers named therein, relating to the Company’s 5.625% Senior Subordinated Notes due 2017 (the “Notes”), does hereby certify that:
1. I have read Section 4.09 of the Indenture, dated as of December 28, 2006 (the “Indenture”), among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee and the definitions relating thereto.
2. In connection with the furnishing of this Certificate, I or Company personnel under my supervision have examined the information, records and other documents and performed the procedures and calculations necessary or appropriate to confirm the accuracy of the information set forth in Schedule A.
3. The information set forth in Schedule A was correct in all material respects as of the date of the final offering circular relating to the Notes (the “Offering Circular”) and is correct in all material respects as of the date hereof.
4. The Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which the Indebtedness under the Notes has been incurred, would have been [ ___ ] to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Indebtedness under the Notes had been incurred at the beginning of such four-quarter period.
     Capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Indenture.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of this ___day of December, 2009.

TITAN INTERNATIONAL, INC.
By:
Name:
Title:

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SCHEDULE A
Fixed Charge Coverage Ratio Worksheet
Capitalized terms used but not defined have the meanings set forth in the Indenture.
(1) The Fixed Charge Coverage Ratio should be calculated for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Indebtedness is incurred.
(2) The Fixed Charge Coverage Ratio should be determined on a pro forma basis (including the application of net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.
(3) In addition for the purposes of calculating the Fixed Charge Coverage Ratio:
     (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Company or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
     (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;
     (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (d) any Person that is a Restricted Subsidiary on the Calculation Date shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (e) any Person that is not a Restricted Subsidiary on the Calculation Date shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the

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Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

Consolidated Cash Flow

Consolidated Net Income (from Exhibit A below)

plus provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income plus the Fixed Charges of the Company and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income plus other non-cash charges from employee compensation expenses arising from the issuance of stock, options to purchase stock, deferrals and stock appreciation rights (excluding any such expenses which relate to options or rights which, at the option of the holder thereof, may be settled in cash)

plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income plus non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period other than items that were accrued in the normal course of business

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minus non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than the items that were accrued in the normal course of business.

Consolidated Cash Flow

Fixed Charges
the consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt and fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates plus the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period plus any interest on Indebtedness of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon plus the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Company or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

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Fixed Charges

Fixed Charge Coverage Ratio
Exhibit A: Consolidated Net Income

Net Income of the Company and its Restricted Subsidiaries, on a consolidated basis (from Exhibit B below)

excluding the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person excluding the Net Income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders excluding the cumulative effect of a change in accounting principles excluding any non-cash goodwill impairment charges

excluding any non-cash charges relating to the underfunded portion of any pension plan shall be excluded excluding any non-cash charges resulting from the application of SFAS No. 123

Consolidated Net Income

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Exhibit B: Net Income

Net income determined in accordance with GAAP and before any reduction in respect of preferred stock dividends excluding any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale; or (b) the disposition of any securities by the Company or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Company or any of its Restricted Subsidiaries; and

excluding any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

Net Income

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